Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 9, 2011, among Sensata Technologies (Korea) Limited (the “New Guarantor”), a subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 12, 2011 providing for the issuance of 6.5% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Guarantee of the New Guarantor or this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: June 9, 2011

SENSATA TECHNOLOGIES (KOREA) LIMITED
By:	/s/ Thomas Wroe
Name: Thomas Wroe
Title: Representative Director

SENSATA TECHNOLOGIES B.V.
By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES, INC.
By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Financial Officer

SENSATA TECHNOLOGIES MASSACHUSETTS, INC.
By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Financial Officer

SENSATA TECHNOLOGIES HOLDING COMPANY US, B.V.
By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES HOLLAND, B.V.
By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.
By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V.
By:	/s/ Santiago Sepulveda
Name: Santiago Sepulveda
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES JAPAN LIMITED
By:	/s/ Hidehiko Ito
Name: Hidehiko Ito
Title: Representative Director

SENSATA TECHNOLOGIES MALAYSIA SDN BHD
By:	/s/ Koh Beng Hock
Name: Koh Beng Hock
Title: Director

THE BANK OF NEW YORK MELLON as Trustee
By:	/s/ Catherine F. Donohue
Authorized Signatory

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